UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2020
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COVETRUS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38794	83-1448706
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
7 Custom House Street
Portland, ME 04101
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (888) 280-2221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CVET	The Nasdaq Stock Market (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.  ☐

Item 7.01. Regulation FD Disclosure.
In connection with discussions with shareholders, the Board of Directors of Covetrus, Inc. (the “Company”) has committed to submit a proposal to the Company’s shareholders to eliminate supermajority voting requirements in the Company’s Certificate of Incorporation and the Amended and Restated By-laws.

In particular, the Board of Directors has committed to submit the proposed amendments to the Company’s shareholders at the Company’s 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) to eliminate the supermajority voting requirements that currently exist with respect to removal of directors and amendments to the Certificate of Incorporation and the Bylaws (the “Proposed Amendments”).

The Proposed Amendments will require the affirmative vote of the holders of at least two-thirds in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon. The Proposed Amendments are expected to be set forth in detail in the Company’s 2021 proxy statement, which will be filed in advance of the 2021 Annual Meeting. In the event the Proposed Amendments are approved at the 2021 Annual Meeting and become effective, the Board will approve conforming amendments to the Bylaws.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVETRUS, INC.

Date: May 4, 2020	By:	/s/ Benjamin Wolin
Benjamin Wolin
President and Chief Executive Officer